Exhibit 99.1

Kaleyra Announces Fourth Quarter 2022 and Full Year 2022 Results

Fourth Quarter Highlighted by Record Revenues of $93.7 Million

Record Full Year 2022 Revenues of $339.2 Million, Up 27% YoY

Announces Implementation of 2023 Restructuring and Cost Reduction Program

NEW YORK – February 15, 2023 – Kaleyra, Inc. (NYSE: KLR) (NYSE American: KLR WS) (“Kaleyra” or the “Company”), an enterprise Communication Platform as a Service (CPaaS), reported financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter and Full Year 2022 Highlights

•	Record quarterly revenue of $93.7 million ($97.7 million using Q42021 foreign exchange rates), 93.1% of revenue is from customers on the platform for a minimum of one year

•

Record full year 2022 revenue of $339.2 million ($353.3 million using FY2021 foreign exchange rates), an increase of 26.7% compared to the full year 2021 (32.0% increase using FY2021 foreign exchange rates)

•	Full year 2022 gross profit increased 21.9% to $70.1 million from $57.5 million in the comparable year-ago period

•	Full year adjusted gross profit, a non-GAAP measurement of operating performance reconciled below, increased 24.9% to $76.6 million from $61.4 million in the comparable year-ago period

•	Full year 2022 operating expenses of $157.6 million, including an impairment loss on intangible assets of $49.4 million

•	Strong balance sheet with $78.6 million ($82.2 million using foreign exchange rates as of Q42021) in cash and cash equivalents, including restricted cash and short-term investments

•	Delivered 51.5 billion messages and connected 8.1 billion voice calls in the full year 2022

•	Announced implementation of 2023 restructuring and cost reduction program, so called “Value Creation Program”, aimed to reduce monthly cash payroll costs by more than 15% in FY2023

•	Expanded integration portfolio to include partnerships with Shopify, Hubspot, CleverTap, Zoho and WooCommerce

•	Selected as a preferred SMS provider for Amazon Pay India, enhancing end-customer experiences and satisfaction

•

Partnered with Fincons to transform digital collaboration in banking, integrating Kaleyra Video, its proprietary audio and video solution, in the mobile application developed for Flowe, Italy’s new-age digital bank, to improve customer identification and fraud detection processes

•	Unveiled a new lineup of chatbots for WhatsApp business that will allow businesses to create advanced conversational experiences on the platforms

•	Signed strategic partnership with telecom operators in strategic markets such as PLDT (formerly Philippine Long Distance Telephone Company) in the Philippines and Claro in Central America

Management Commentary

“Our fourth quarter started the next phase of forward momentum for Kaleyra, with revenue exceeding the upper end of our guided range as we build on our existing partnerships, work with new valuable enterprise customer partners, and gain success by layering in higher margin communication channels” said Kaleyra Founder and CEO Dario Calogero. “Our relationships with business partners with their important communications were highlighted by our 27% year-over-year full year record revenue growth. In addition, our adjusted gross profit increased by 25% with an adjusted gross margin of 22.6% year-over-year, further solidifying our leadership position in enterprise CPaaS. Indeed, The Campaign Registry, part of our higher gross margin business portfolios, outperformed by posting significant growth in revenue.

In January 2023, Kaleyra launched a company-wide “Value Creation Program” aimed at improving the efficiency and focus on the core elements of the Company’s strategy. This project is expected to deliver results starting in 1Q23 and over the next quarters, with significant cost savings and cash flow improvements already underway.”

2023 “Value Creation Program“

Giacomo Dall’Aglio, Kaleyra CFO, commented, “Kaleyra is announcing that the Company has begun its 2023 restructuring and cost reduction program. The program is designed to position Kaleyra to serve the demand from global businesses to interact with their customer base using existing and emerging communication channels, while driving labor and cost efficiencies that are available to Kaleyra from its geographical scale.”

The program seeks to achieve the following goals:

•	Adjusted EBITDA to exceed 20% growth in FY2023 compared to FY2022, with additional growth in FY2024;

•	Organizational streamlining aimed to reduce monthly cash payroll costs by more than 15% in FY2023;

•	Increasing net cash provided by operating activities by FY2023 year end compared to FY2022;

•	Continue the focus on R&D investments to provide high quality service standards and offer new products to our customers.

“In 2022 our technology managed 51.5 billion messages and 8.1 billion voice calls with over 1,600 operators, including all tier-1 US carriers directly connected. During Q4 Kaleyra signed strategic partnerships with telecom operators in important markets including PLDT in the Philippines and Claro in Central America. Direct connectivity is vital to reduce costs and to ensure needed quality to serve global enterprise customers. Looking ahead into 2023, we will continue to build our partnership pipeline and develop our technologies,” concluded Calogero.

Fourth Quarter 2022 Financial Results

Results compare the 2022 fourth quarter ended December 31, 2022, to the 2021 fourth quarter ended December 31, 2021, unless otherwise indicated.

•

Total revenue was $93.7 million, an increase of 4.1% from $90.0 million in the comparable year-ago period ($97.7 million or 8.6% increase using Q42021 foreign exchange rates). The increase in revenue generated in the quarter was mainly driven by new customers and expansion of volume with existing customers.

•

Gross profit was $17.0 million compared to $21.1 million in the comparable year-ago period. The decrease in gross profit was mainly due to the growth of the low marginality international business and the higher customer onboarding costs.

•	Gross margin for the fourth quarter of 2022 was 18.2% compared to 23.5% for the fourth quarter of 2021. We expect this will improve as new customers ramp up their volumes.

•

Net loss totaled $57.8 million, or $1.28 per share based on 45.2 million weighted-average shares outstanding, compared to a net loss of $7.3 million, or $0.17 per share based on 41.9 million weighted-average shares outstanding, in the comparable year-ago period. The increase in the net loss was predominantly due to an impairment loss on intangible assets of $49.4 million, mainly driven by decreased industry growth expectations and lower cash flow projections.

•	Adjusted gross profit, a non-GAAP measurement of operating performance reconciled below, was $19.0 million from $22.8 million in the comparable year-ago period.

•	Adjusted gross margin, also a non-GAAP measurement of operating performance reconciled below, was 20.3% for the fourth quarter of 2022 compared to 25.3% in the comparable year-ago period.

•

Adjusted net income (loss), a non-GAAP measurement of operating performance reconciled below, was a loss of $4.4 million, or $0.10 per basic and diluted share based on 45.2 million weighted-average shares outstanding, from a net income of $3.9 million, or $0.09 and $0.08 per basic and diluted share based on 41.9 and 51.9 million weighted-average shares outstanding, respectively, in the comparable year-ago period.

•

Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, was $2.5 million, or 2.6% of total revenue, compared to $9.6 million, or 10.7% of total revenue, in the comparable year-ago period.

•

At the end of the fourth quarter, cash and cash equivalents, restricted cash and short-term investments were $78.6 million ($82.2 million using foreign exchange rates as of Q42021), compared to $97.9 million as of December 31, 2021

•	Dollar-Based Net Expansion Rate of 98.1% (139.0% within the top 30 customers).

Full Year 2022 Financial Results

Results compare the 2022 full year ended December 31, 2022, to the 2021 full year ended December 31, 2021, unless otherwise indicated.

•

Total revenue increased by 26.7% to $339.2 million from $267.7 million in the comparable year-ago period (32.0% increase using FY2021 foreign exchange rates). Revenue during the year was driven by the full year contribution of mGage legacy customer revenue, the growth with existing customers coupled with ramping volume with new customers, and a constant focus on enterprise businesses that deliver a large volume of messages.

•	Gross profit increased 21.9% to $70.1 million from $57.5 million in the comparable year-ago period. Gross margin for the 2022 full year was 20.7% compared to 21.5% for the 2021 full year.

•

Net loss totaled $98.5 million, or $2.25 per share based on 43.9 million weighted-average shares outstanding, compared to a net loss of $34.0 million, or $0.92 per share based on 37.0 million weighted-average shares outstanding, in the comparable year-ago period. The increase in net loss was predominantly due to an impairment loss on intangible assets of $49.4 million.

•

Adjusted gross profit, a non-GAAP measurement of operating performance reconciled below, increased 24.9% to $76.6 million from $61.4 million in the comparable year-ago period. Adjusted gross margin, also a non-GAAP measurement of operating performance reconciled below, for the 2022 full year was 22.6% compared to 22.9% in the comparable year-ago period.

•

Adjusted net income (loss), a non-GAAP measurement of operating performance reconciled below, was a loss of $1.2 million, or $0.03 per share based on 43.9 million weighted-average shares outstanding, from a net income of $6.1 million, or $0.16 per basic and $0.13 per diluted share based on 37.0 and 48.1 million weighted-average shares outstanding, respectively, in the comparable year-ago period.

•

Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, was $18.7 million, or 5.5% of total revenue, compared to $18.6 million, or 7.0% of total revenue, in the comparable year-ago period.

First Quarter Financial Outlook

Kaleyra’s financial outlook takes into consideration broader geopolitical and macroeconomic factors such as the effects of the foreign exchange environment, the possibility of global recession, and the impact of inflationary economic conditions. Kaleyra remains confident in its growth strategy and ability to capture its multinational market opportunity. The Company is including financial projections for the first quarter 2023 as follows:

•	First Quarter 2023: Total revenue is expected to be in the range of $77 – $81 million.

•

The Company will be providing guidance one quarter at a time, given the increasing difficulty of projecting forward global economic conditions, but expects to see revenue growth in 2023 when compared to 2022.

Conference Call

Kaleyra will hold a conference call today, Wednesday, February 15, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. A question-and-answer session will follow the management’s presentation.

U.S. dial-in: 1-855-327-6837

International dial-in: 1-631-891-4304

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Kalerya’s investor relations at KLR@mzgroup.us.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Kaleyra’s website.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through February 22, 2023.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10020921

About Kaleyra

Kaleyra, Inc. (NYSE: KLR) (NYSE American: KLR WS) is a global group providing mobile communication services to financial institutions, e-commerce players, OTTs, software companies, logistic enablers, healthcare providers, retailers, and other large organizations worldwide. Through its proprietary platform and robust APIs, Kaleyra manages multi-channel integrated communication services, consisting of messaging, rich messaging and instant messaging, video, push notifications, e-mail, voice services, and chatbots. Kaleyra’s technology makes it possible to safely and securely manage billions of messages monthly with over 1,600 operator connections in 190+ countries, including all tier-1 US carriers. For more information, please visit www.kaleyra.com.

Non-GAAP Financial Measures and Related Information

To provide investors and others with additional information regarding Kaleyra’s results, the following non-GAAP financial measures, not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), are disclosed:

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Non-GAAP Adjusted Gross Profit and Non-GAAP Adjusted Gross Margin. For the periods presented, Kaleyra defines non-GAAP Adjusted Gross Profit and non-GAAP Gross Margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below;

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Adjusted EBITDA is defined as of any date of calculation, as the consolidated earnings/(loss) of Kaleyra and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization, plus (i) transaction and one-off expenses, (ii) without duplication of clause (i), severance or change of control payments, (iii) any expenses related to company restructuring, (iv) any compensation expenses relating to stock options, restricted stock units, restricted stock or similar equity interests as may be issued by Kaleyra or any of its subsidiaries to its or their employees and (v) any provision for the write-down of assets;

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Non-GAAP Adjusted Net Income (Loss) Per Share, Basic and Diluted. For the periods presented, Kaleyra defines non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, as GAAP net loss and GAAP net loss per share, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.

Management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Kaleyra’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Kaleyra uses a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Operating Metrics

Dollar-Based Net Expansion Rate. Kaleyra’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with Active Existing Customer Accounts and to increase their use of the platform. An important way in which Kaleyra has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for those customer accounts. Kaleyra’s Dollar-Based Net Expansion Rate increases when such customer accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Kaleyra’s Dollar-Based Net Expansion Rate decreases when such customer accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. Kaleyra believes that measuring Dollar-Based Net Expansion Rate provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of customer accounts that were customer accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year.

Active Existing Customer Accounts. Kaleyra believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Kaleyra defines an Active Customer Account at the end of any reporting period as an individual account, as identified by a unique account identifier, for which Kaleyra has recognized revenue in the period.

Important Cautions Regarding Forward-Looking StatementsThis press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Kaleyra, its omnichannel and other product and global customer developments, its expectations, beliefs, intentions, plans, prospects or strategies regarding the future revenue (including revenue guidance) and the business plans of Kaleyra’s management team, and the impact of the COVID-19 pandemic, and any anticipated lessening of such impact, and the broader market volatility and geopolitical and macroeconomic factors on its business and financial performance. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by Kaleyra in light of its experience and perception of historical trends, current conditions and expected future developments and their potential effects on Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by Kaleyra’s customers and such customers’ needs for these services, including any variability by geography, market acceptance of new service offerings, the ability of Kaleyra to expand what it does for existing customers as well as to add new customers, the ability of Kaleyra to achieve the goals of its 2023 “Value Creation Program”, that Kaleyra will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, , and the impact of other geopolitical and macroeconomic factors such as the global inflation and the war in Ukraine, may have on Kaleyra’s operations, the demand for Kaleyra’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts:

Colin Gillis

Vice President of Investor Relations

917-580-2548

colin.gillis@kaleyra.com

Shannon Devine

203-741-8811KLR

@mzgroup.us

-Financial Tables to Follow-

KALEYRA, INC.

Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$77,500	$90,001
Restricted cash	480	1,701
Short-term investments	587	6,236
Trade receivables, net	86,783	85,945
Deferred cost	319	341
Prepaid expenses	3,989	5,357
Other current assets	3,387	2,599

Total current assets	173,045	192,180
Property and equipment, net	23,826	18,811
Operating Right-of-use assets	2,931	—
Intangible assets, net	57,400	125,396
Goodwill	111,526	110,465
Deferred tax assets	—	1,230
Other long-term assets	1,445	399

Total assets	$370,173	$448,481

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$82,258	$70,942
Current portion of notes payable	405	—
Lines of credit	3,955	5,256
Current portion of bank and other borrowings	11,419	10,508
Deferred revenue	3,528	9,553
Payroll and payroll related accrued liabilities	5,993	6,907
Other current liabilities	9,431	8,274

Total current liabilities	116,989	111,440
Long-term portion of bank and other borrowings	13,459	22,910
Long-term portion of notes payable	191,777	190,147
Long-term portion of employee benefit obligation	2,373	2,338
Deferred tax liabilities	—	2,384
Other long-term liabilities	3,362	1,840

Total liabilities	327,960	331,059
Stockholders’ equity:
Common stock	5	4
Additional paid-in capital	278,469	251,659
Treasury stock, at cost	(30,431)	(30,431)
Accumulated other comprehensive loss	(5,212)	(2,010)
Accumulated deficit	(200,618)	(101,800)

Total stockholders’ equity	42,213	117,422

Total liabilities and stockholders’ equity	$370,173	$448,481

KALEYRA, INC.

Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$93,662	$90,008	$339,168	$267,739
Cost of revenue	76,635	68,895	269,063	210,228

Gross profit	17,027	21,113	70,105	57,511

Operating expenses:
Research and development	2,834	4,143	19,235	18,456
Sales and marketing	7,763	6,286	29,270	21,077
General and administrative	14,179	15,360	59,651	50,957
Intangible asset impairment	49,446	—	49,446	—

Total operating expenses	74,222	25,789	157,602	90,490

Loss from operations	(57,195)	(4,676)	(87,497)	(32,979)
Other income, net	65	27	185	185
Financial expense, net	(3,775)	(3,626)	(13,971)	(8,795)
Foreign currency loss	(2,315)	(99)	(1,400)	(97)

Loss before income tax benefit	(63,220)	(8,374)	(102,683)	(41,686)
Income tax benefit	(5,375)	(1,081)	(4,155)	(7,689)

Net loss	$(57,845)	$(7,293)	$(98,528)	$(33,997)

Net loss per common share, basic and diluted	(1.28)	(0.17)	(2.25)	(0.92)

Weighted-average shares used in computing net loss per common share, basic and diluted	45,240,704	41,914,099	43,887,423	37,031,698

KALEYRA, INC.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Year Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(98,528)	$(33,997)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	23,509	15,004
Stock-based compensation	21,170	19,991
Impairment of intangible assets	49,446	—
Non-cash reduction to the right-of-use asset	(310)	—
Provision for doubtful accounts	2,321	1,155
Realized gains on marketable securities	22	30
Employee benefit obligation	501	537
Change in fair value of warrant liability	(863)	546
Reversal of accrued interest on forward share purchase agreement	—	(659)
Non-cash interest expense	2,048	1,254
Deferred taxes	(4,709)	(8,052)
Change in operating assets and liabilities:
Trade receivables	(5,917)	(16,879)
Other current assets	296	(2,396)
Deferred costs	22	76
Operating lease liability	257	—
Other long-term assets	(1,164)	1,416
Accounts payable	14,876	1,908
Other current liabilities	3,238	2,135
Deferred revenue	(5,775)	5,609
Long-term liabilities	250	390

Net cash provided by (used in) operating activities	690	(11,932)

Cash Flows from Investing Activities:
Purchase of short-term investments	(1,165)	(52,224)
Sale of short-term investments	6,521	50,741
Purchase of property and equipment	(2,101)	(1,857)
Capitalized software development costs	(8,144)	(5,226)
Purchase of intangible assets	(17)	(31)
Acquisition of mGage, net of cash acquired	—	(195,346)
Acquisition of Bandyer, net of cash acquired	(1,005)	(13,304)

Net cash used in investing activities	(5,911)	(217,247)

Cash Flows from Financing Activities:
Proceeds from (repayments on) line of credit, net	(1,117)	327
Borrowings on term loans	2,519	1,268
Repayments on term loans	(9,170)	(7,728)
Proceeds from issuance of convertible notes, net of issuance costs	—	188,637
Repayments on notes	—	(7,500)
Receipts related to forward share purchase agreements	—	17,045
Proceeds from issuance of common stock in Private Investment in Public Equity offering (PIPE), net of issuance costs	—	99,051
Proceeds related to settlement of non-forfeited 2020 Sponsor Earnout Shares	—	1,244
Proceeds from exercise of common stock warrants	—	2,873
Repurchase of warrants	—	(5,474)
Repayments on capital lease	(242)	(138)

Net cash provided by (used in) financing activities	$(8,010)	$289,605

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(491)	(1,694)

Net increase (decrease) in cash, cash equivalents and restricted cash	(13,722)	58,732
Cash, cash equivalents and restricted cash, beginning of period	$91,702	$32,970

Cash, cash equivalents and restricted cash, end of period	$77,980	$91,702

KALEYRA, INC.

Adjusted Gross Profit and Adjusted Gross Margin Reconciliation of GAAP to Non-GAAP Financial Information

For the Three Months and the Year Ended December 31, 2022 and 2021

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Consolidated Gross Profit	$17,027	$21,113	$70,105	$57,511
Consolidated Gross Profit Margin %	18.2%	23.5%	20.7%	21.5%

Amortization of acquired intangibles	1,369	1,651	5,925	3,845
One-off contingencies	617	—	617	—

Non-GAAP Adjusted Gross Profit	$19,013	$22,764	$76,647	$61,356
Non-GAAP Adjusted Gross Profit Margin %	20.3%	25.3%	22.6%	22.9%

KALEYRA, INC.

Adjusted EBITDA Reconciliation to Financial Information

For the Three Months and the Year Ended December 31, 2022 and 2021

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(57,845)	$(7,293)	$(98,528)	$(33,997)

Other income, net	(65)	(27)	(185)	(185)
Financial expense, net	3,775	3,626	13,971	8,795
Foreign currency loss	2,315	99	1,400	97
Income tax benefit	(5,375)	(1,081)	(4,155)	(7,689)

Loss from operations	$(57,195)	$(4,676)	$(87,497)	$(32,979)

Depreciation and amortization	5,952	6,027	23,509	15,003
Intangible asset impairment	49,446	—	49,446	—
Stock-based compensation and others	(3,638)	7,111	21,170	25,611
Transaction and one-off costs	7,902	779	11,963	10,637
Company restructuring	—	365	85	365

Adjusted EBITDA	$2,467	$9,606	$18,676	$18,637

KALEYRA, INC.

Adjusted Net Income (Loss) per share Reconciliation of GAAP to Non-GAAP Financial Information

For the Three Months and the Year Ended December 31, 2022 and 2021

(Unaudited, in thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Loss	$(57,845)	$(7,293)	$(98,528)	$(33,997)

Stock-based compensation and others	7,902	779	11,963	10,637
Transaction and one-off costs (incl. severance)	(3,638)	7,111	21,170	25,611
Amortization of acquired intangibles	4,143	4,478	16,295	10,836
Intangible asset impairment	49,446	—	49,446	—
Amortization of debt discount and issuance costs for convertible debt	537	500	2,035	1,105
Estimated tax effects of adjustments (1)	(4,964)	(1,661)	(3,823)	(1,549)
Net tax benefits related to discrete tax items	—	—	220	(6,586)

Non-GAAP Net Income (Loss)	$(4,419)	$3,914	$(1,222)	$6,057

Net Loss per share
Basic	$(1.28)	$(0.17)	$(2.25)	$(0.92)
Diluted	$(1.28)	$(0.17)	$(2.25)	$(0.92)

Non-GAAP Adjusted Net Income (Loss) per share
Basic	$(0.10)	$0.09	$(0.03)	$0.16
Diluted	$(0.10)	$0.08	$(0.03)	$0.13

Weighted Average number of Shares Outstanding (basic)	45,240,704	41,914,099	43,887,423	37,031,698
Weighted Average number of Shares Outstanding (diluted)	45,240,704	51,943,454	43,887,423	48,085,571

(1)	The Non-GAAP estimated tax effects of adjustments are determined using the Effective Tax Rate (ETR) calculated for the periods, excluding discrete tax items.